EXHIBIT 10.2.2

SECOND AMENDMENT
TO
TOTAL ENTERTAINMENT RESTAURANT CORP.
1997 DIRECTORS STOCK OPTION PLAN

     1. Section 5.2 of Article V of the Total Entertainment Restaurant Corp. 1997 Directors Stock Option Plan, as amended by that certain First Amendment dated January 14, 1999 (the “Plan”), is hereby amended by deleting it in its entirety and replacing it with the following sentence:

     5.2 Subsequent Grants. On April 30, 2003 through April 30, 2005, each Eligible Director shall receive Option grants as follows:

April 30, 2003 – Each Eligible Director shall receive a grant to purchase shares equal to the greater of 1) $91,667 divided by the Fair Market Value or 2) 7,500 shares.

April 30, 2004 – Each Eligible Director shall receive a grant to purchase shares equal to the greater of 1) $100,833 divided by the Fair Market Value or 2) 7,500 shares.

April 30, 2005 – Each Eligible Director shall receive a grant to purchase shares equal to the greater of 1) $110,917 divided by the Fair Market Value or 2) 7,500 shares.

     2. Except as modified by Paragraph 1 above, the Plan shall remain in full force and effect.

     3. The foregoing Second Amendment to the Total Entertainment Restaurant Corp. 1997 Directors Stock Option Plan was duly adopted by the Board of Directors of Total Entertainment Restaurant Corp. (the “Company”) on April 10, 2002.

/s/ Steven M. Johnson
Steven M. Johnson, CEO